Exhibit 10.39

Stock Option Award Agreement

Notice of Option Grant

Participant:	[—]

Company:	Visa Inc.

Notice:	You have been granted the following stock option (the “Option”) to purchase Shares in accordance with the terms of the Visa Inc. 2007 Equity Incentive Compensation Plan (the “Plan”) and the Stock Option Award Agreement ( the “Agreement”) attached hereto.

Type of Award:	Nonqualified Stock Option

Grant:	Grant Date: [—]
Option Price per Share: $[—]
Number of Shares under Option: [—]

Vesting:	The exercise of your Option is subject to the terms of the Plan and this Agreement. Beginning on each of the following dates, you may exercise your Option to purchase the corresponding portion of the total number of Shares underlying your Option. You may then exercise your Option to purchase that portion of the Shares at any time until your Option terminates or expires.

Vesting Date	Portion of Shares
1st Anniversary of Grant Date	1/3

2nd Anniversary of Grant Date	1/3

3rd Anniversary of Grant Date	1/3

However, in the event of your termination of employment due to death, Disability or Retirement (as those terms are defined in the Agreement), your Option will then immediately become fully exercisable.

Expiration Date:	Your Option will expire ten years from the Grant Date, subject to earlier termination as set forth in the Plan and this Agreement.

Acceptance:	Please complete the on-line form (“Accept or Reject Your Grant”) as promptly as possible, but, in any case, within ninety (90) days after the Grant Date, to accept or reject your Option. You can access this on-line form through your account at www. .com. By accepting your Option, you will have agreed to the terms and conditions set forth in this Agreement and the terms and conditions of the Plan. You will not be permitted to exercise your Option (to the extent vested) until you accept your Option in this manner.

Visa Inc.

2007 Equity Incentive Compensation Plan

Stock Option Award Agreement

This Stock Option Award Agreement (this “Agreement”), dated as of the Grant Date set forth in the Notice of Option Grant attached as Schedule A hereto (the “Grant Notice”), is made between Visa Inc. (the “Company”) and the Participant set forth in the Grant Notice. The Grant Notice is included in and made part of this Agreement.

1. Grant of the Option.

(a) Subject to the provisions of this Agreement and the provisions of the Visa Inc. 2007 Equity Incentive Compensation Plan (the “Plan”), the Company hereby grants to the Participant, pursuant to the Plan, the right and option (the “Option”) to purchase all or any part of the number of shares of Class A Common Stock of the Company (“Shares”) set forth in the Grant Notice at the Option Price per Share and on the other terms as set forth in the Grant Notice.

(b) The Option is intended to be a Nonqualified Stock Option.

2. Exercisability of the Option.

The Option shall become exercisable in accordance with the exercisability schedule and other terms set forth in the Grant Notice. The Option shall terminate on the expiration date stated in the Grant Notice (the “Expiration Date”), subject to earlier termination as set forth in the Plan and this Agreement.

3. Method of Exercise of the Option.

(a) The Participant may exercise the Option, to the extent then exercisable, by delivering a written or electronic notice to the Stock Plan Administrator in a form satisfactory to the Committee specifying the number of Shares with respect to which the Option is being exercised and payment to the Company of the aggregate Option Price in accordance with Section 3(b).

(b) At the time the Participant exercises the Option, the Participant shall pay the Option Price of the Shares as to which the Option is being exercised to the Company, subject to such terms, conditions and limitations as the Committee may prescribe: (i) in cash or its equivalent; (ii) by tendering (either by actual delivery or attestation) unencumbered Shares previously acquired by the Participant exercising such Option having an aggregate Fair Market Value at the time of exercise equal to the total Option Price; (iii) a cashless (broker-assisted) exercise that complies with all applicable laws; (iv) withholding of Shares otherwise deliverable to the Participant pursuant to the Option having an aggregate Fair Market Value at the time of exercise equal to the total Option Price; or (v) by a combination of the consideration provided for in the foregoing clauses (i), (ii), (iii), and (iv).

(c) The Company’s obligation to deliver the Shares to which the Participant is entitled upon exercise of the Option is conditioned on the Participant’s satisfaction in full to the Company of the aggregate Option Price of those Shares and the required tax withholding related to such exercise.

4. Termination.

Except as provided below, the Option shall terminate and be forfeited upon Termination of the Participant, and upon such termination and forfeiture of the Option, no Shares may thereafter be purchased under the Option. Notwithstanding anything contained in this Agreement, the Option shall not be exercised after the Expiration Date.

(a) Termination without Cause or by Participant. Upon Termination of the Participant by the Company or a Subsidiary or Affiliate without Cause (as defined below) or by the Participant other than under circumstances described in paragraph (b), (c), (d) or (e) of this Section 4, the Option, to the extent exercisable as of the date of such Termination, shall thereafter be exercisable for a period of 90 days from the date of such Termination.

(b) Death and Disability. Upon Termination of the Participant due to the Participant’s death or permanent disability (as defined under the Company’s, a Subsidiary’s or an Affiliate’s long-term disability plan under which the Participant is covered from time to time (“Disability”)), the Option shall thereafter be immediately exercisable for all or any portion of the full number of Shares available for purchase under the Option until the first anniversary of the date of such Termination.

(c) Retirement. Upon Termination of the Participant due to the Participant’s Termination at or after attainment of normal retirement eligibility under the generally applicable retirement plan of the Company, a Subsidiary or an Affiliate under which the Participant is covered in his or her home country (“Retirement”), the Option shall thereafter be exercisable for all or any portion of the full number of Shares available for purchase under the Option until the third anniversary of the date of such Termination.

(d) Termination for Cause. Upon Termination of the Participant by the Company, a Subsidiary or an Affiliate for Cause, any portion of the Option, whether vested or unvested, that has not been exercised shall immediately terminate.

(e) Change of Control. Notwithstanding any contrary provisions of this Section 4, if a Change of Control occurs, and, at any time prior to the second (2nd) anniversary of such Change of Control, the Participant incurs a Termination, either by the Company, a Subsidiary or an Affiliate without Cause, or by the Participant for Good Reason (as defined below), then the Option shall thereafter be exercisable for all or any portion of the full number of Shares available for purchase under the Option until the first anniversary of the date of such Termination. For the avoidance of doubt, Section 14.1(a) of the Plan shall not apply to the Option to the extent such provision conflicts with this Section 4(e).

(f) Business Days. If the relevant date until which the Option would otherwise be exercisable specified in Section 4(a), (b), (c) or (e) hereof is not a business day on which the main office of Visa Inc. is open for business, such relevant date shall be deemed to be the immediately next following such business day for purposes of such section. Notwithstanding the foregoing provisions of this Section 4, in no event may the Option be exercised after the Expiration Date.

5. Non-Transferability of the Option.

The Option shall not be transferable otherwise than by will or the laws of descent and distribution, and is exercisable, during the lifetime of the Participant, only by him or her; provided, however, that the Committee may, in its discretion, permit the Option to be transferred subject to such conditions and limitations as the Committee may impose. Notwithstanding the foregoing, during the Participant’s lifetime, the Option may be transferred to and exercised by the Participant’s former spouse pursuant to a domestic relations order which is approved by the Committee, in accordance with any procedures, and subject to any limitations, as the Committee may prescribe and subject to applicable law.

6. Taxes and Withholdings.

At the time of receipt of Shares upon the exercise of all or any part of the Option, the Participant shall pay to the Company in cash, or make other arrangements, in accordance with Article XVI of the Plan, for the satisfaction of, any taxes of any kind and social security payments due or potentially payable or required to be withheld with respect to such Shares; provided, however, that pursuant to any procedures, and subject to any limitations as the Committee may prescribe and subject to applicable law, the Participant may elect to satisfy, in whole or in part, such withholding obligations by (a) directing the Company to withhold Shares otherwise issuable to the Participant upon exercise of the Option, provided, however, that the amount of any Shares so withheld shall not exceed the amount necessary to satisfy required federal, state, local and non-United States withholding obligations using the minimum statutory withholding rates for federal, state, local and/or non-U.S. tax purposes, including payroll taxes, that are applicable to supplemental taxable income; and/or (b) tendering to the Company a number of Shares then owned by the Participant (or by the Participant and his or her spouse jointly) and purchased or held for the requisite period of time as may be required to avoid the Company or any Subsidiary or Affiliate incurring an adverse accounting charge and having an aggregate Fair Market Value as of the exercise date not greater than such tax and other obligations. Any such election made by the Participant must be (i) made on or prior to the applicable exercise date; and (ii) irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

Regardless of any action the Company, an Affiliate and/or a Subsidiary takes with respect to any or all tax withholding (including social insurance contribution obligations, if any), the Participant acknowledges that the ultimate liability for all such taxes is and remain the Participant’s responsibility (or that of the Participant’s beneficiary), and that none of the Company, an Affiliate and/or a Subsidiary: (a) makes any representations or undertakings regarding the treatment of any tax withholding in connection with any aspect of the Option, including the grant or vesting thereof, the subsequent sale of Shares and the receipt of any dividends; or (b) commits to structure the terms of the Option or any aspect of the Option to reduce or eliminate the Participant’s (or his or her beneficiary’s) liability for such tax.

7. No Rights as a Shareholder.

Neither the Participant nor any other person shall become the beneficial owner of the Shares subject to the Option, nor have any rights to dividends or other rights as a shareholder with respect to any such Shares, until the Participant has actually received such Shares following the exercise of the Option in accordance with the terms of the Plan and this Agreement.

8. No Right to Continued Employment.

Neither the Option nor any terms contained in this Agreement shall confer upon the Participant any rights or claims except in accordance with the express provisions of the Plan and this Agreement, and shall not give the Participant any express or implied right to be retained in the employment or service of the Company or any Subsidiary or Affiliate for any period or in any particular position or at any particular rate of compensation, nor restrict in any way the right of the Company or any Subsidiary or Affiliate, which right is hereby expressly reserved, to modify or terminate the Participant’s employment or service at any time for any reason. The Participant acknowledges and agrees that any right to exercise the Option is earned only by continuing as an employee of the Company or a Subsidiary or Affiliate at the will of the Company or such Subsidiary or Affiliate, or satisfaction of any other applicable terms and conditions contained in the Plan and this Agreement, and not through the act of being hired, being granted the Option or acquiring Shares hereunder.

9. The Plan.

By accepting any benefit under this Agreement, the Participant and any person claiming under or through the Participant shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, all of the terms and conditions of the Plan and this Agreement and any action taken under the Plan by the Board, the Committee or the Company, in any case in accordance with the terms and conditions of the Plan. Unless defined herein, capitalized terms are used herein as defined in the Plan. In the event of any conflict between the provisions of the Plan and this Agreement, the provisions of the Plan shall control, and this Agreement shall be deemed to be modified accordingly. This Agreement is subject to all the terms, provisions and conditions of the Plan, which are incorporated herein by reference, and to such rules, policies and regulations as may from time to time be adopted by the Committee. A paper copy of the Plan and the prospectus shall be provided to the Participant upon the Participant’s written request to the Company in California, Attention: Stock Plan Administrator.

10. Certain Defined Terms.

For purposes of this Agreement, the following terms shall have the meanings set forth below:

(a) “Cause” means: (i) engaging in (A) willful or gross misconduct or (B) willful or gross neglect; (ii) repeatedly failing to adhere to the directions of superiors or the Board or the written policies and practices of the Company, a Subsidiary or an Affiliate; (iii) the commission of a felony or a crime of moral turpitude, dishonesty, breach of trust or unethical business conduct, or any crime involving the Company, a Subsidiary or an Affiliate; (iv) fraud, misappropriation or embezzlement; (v) a material breach of the Participant’s employment agreement (if any) with the Company, a Subsidiary or an Affiliate; (vi) acts or omissions constituting a material failure to perform substantially and adequately the duties assigned to the Participant; (vii) any illegal act detrimental to the Company, a Subsidiary or an Affiliate; or (viii) repeated failure to devote substantially all of Participant’s business time and efforts to the Company, a Subsidiary or an Affiliate if required by the Participant’s employment agreement; provided, however, that, if at any particular time the Participant is subject to an effective employment agreement with the Company, a Subsidiary or an Affiliate, then, in lieu of the foregoing definition, “Cause” shall at that time have such meaning as may be specified in such employment agreement.

(b) “Good Reason” means: (i) a material reduction by the Company, a Subsidiary or an Affiliate in the Participant’s rate of annual base salary from that in effect immediately prior to the Change of Control; (ii) a material reduction by the Corporation or a Subsidiary in the Participant’s annual target bonus opportunity from that in effect immediately prior to the Change of Control; or (iii) the Company, a Subsidiary or an Affiliate requires the Participant to change the Participant’s principal location of work to a location that is in excess of fifty (50) miles from the location thereof immediately prior to the Change of Control. Notwithstanding the foregoing, a Termination of a Participant for Good Reason shall not have occurred unless (i) the Participant gives written notice to the Company, a Subsidiary or an Affiliate, as applicable, of Termination within thirty (30) days after the Participant first becomes aware of the occurrence of the circumstances constituting Good Reason, specifying in reasonable detail the circumstances constituting Good Reason, and the Company, the Subsidiary or the Affiliate, as the case may be, has failed within thirty (30) days after receipt of such notice to cure the circumstances constituting Good Reason. The foregoing to the contrary notwithstanding, if at any particular time the Participant is subject to an effective employment agreement with the Company, a Subsidiary or an Affiliate, then, in lieu of the foregoing definition, “Good Reason” shall at that time have such meaning as may be specified in such employment agreement.

11. Compliance with Laws and Regulations.

(a) The Option and the obligation of the Company to sell and deliver Shares hereunder shall be subject in all respects to: (i) all applicable Federal and state laws, rules and regulations; and (ii) any registration, qualification, approvals or other requirements imposed by any government or regulatory agency or body which the Committee shall, in its discretion, determine to be necessary or applicable. Moreover, the Option may not be exercised if its exercise, or the receipt of Shares pursuant thereto, would be contrary to applicable law. If at any time the Company determines, in its discretion, that the listing, registration or qualification of Shares upon any national securities exchange or under any state or Federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable, the Company shall not be required to deliver any certificates for Shares to the Participant or any other person pursuant to this Agreement unless and until such listing, registration, qualification, consent or approval has been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Company.

(b) It is intended that the Shares received upon the exercise of the Option shall have been registered under the Securities Act. If the Participant is an “affiliate” of the Company, as that term is defined in Rule 144 under the Securities Act (“Rule 144”), the Participant may not sell the Shares received except in compliance with Rule 144. Certificates representing Shares issued to an “affiliate” of the Company may bear a legend setting forth such restrictions on the disposition or transfer of the Shares as the Company deems appropriate to comply with Federal and state securities laws.

(c) If at the time of exercise of all or part of the Option, the Shares are not registered under the Securities Act, and/or there is no current prospectus in effect under the Securities Act with respect to the Shares, the Participant shall execute, prior to the delivery of any Shares to the Participant by the Company pursuant to this Agreement, an agreement (in such form as the Company may specify) in which the Participant represents and warrants that the Participant is purchasing or acquiring the shares acquired under this Agreement for the Participant’s own account, for investment only and not with a view to the resale or distribution thereof, and represents and agrees that any subsequent offer for sale or distribution of any kind of such Shares shall be made only pursuant to either (i) a registration statement on an appropriate form under the Securities Act, which registration statement has become effective and is current with regard to the Shares being offered or sold; or (ii) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the Participant shall, prior to any offer for sale of such Shares, obtain a prior favorable written opinion, in form and substance satisfactory to the Company, from counsel for or approved by the Company, as to the applicability of such exemption thereto.

11. Notices.

All notices by the Participant or the Participant’s successors or permitted assigns shall be addressed to the Company in California, Attention: Stock Plan Administrator, or such other address as the Company may from time to time specify. All notices to the Participant shall be addressed to the Participant at the Participant’s address in the Company’s records.

12. Other Plans.

The Participant acknowledges that any income derived from the exercise of the Option shall not affect the Participant’s participation in, or benefits under, any other benefit plan or other contract or arrangement maintained by the Company or any Subsidiary or Affiliate.

13. Occurrence of IPO.

Notwithstanding any provisions of this Agreement to the contrary, the Option may not be exercised prior to the closing of the IPO, and if the IPO does not occur prior to June 30, 2008, the Option shall thereupon be automatically canceled and deemed to have been null and void ab initio.

VISA INC.

By:
Name:
Title: